UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced, PTC Therapeutics, Inc. (the “Company”) will provide a virtual presentation on phenylketonuria (“PKU”) including discussion of the current therapeutics and commercial landscape with an expert key opinion leader (the “Presentation”) on July 19, 2023 at 12:00 p.m. eastern time. The Company’s corporate presentation slide deck, which includes updated regulatory timelines to be referenced as part of the Presentation, has been posted on the Events and Presentations page under the Investors section of the Company’s website. A copy of the slide deck is also attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Presentation includes certain corporate updates including that (i) the Company expects to submit a New Drug Application to the U.S. Food and Drug Administration (“FDA”) for sepiapterin for the treatment of PKU in the fourth quarter of 2023, (ii) the Company expects to submit a biologics license application to the FDA for Upstaza for the treatment of Amino Acid Decarboxylase deficiency in the third quarter of 2023, (iii) the Company expects an opinion from the Committee for Medicinal Products for Human Use in the third quarter of 2023 regarding the Company’s Type II variation submission to the European Medicines Agency to support conversion of the conditional marketing authorization for Translarna for the treatment of nonsense mutation Duchenne muscular dystrophy (“nmDMD”) to a standard marketing authorization and (iv) the Company is preparing to request Type C meetings with the FDA to discuss the potential NDA resubmission for Translarna in the United States, as well as to discuss the potential for an NDA submission for vatiquinone based on the recently released results from its Phase 3 trial of vatiquinone in children and young adults with Friedreich ataxia.

Forward Looking Statements: All statements, other than those of historical fact, contained in this Current Report on Form 8-K, are forward-looking statements, including reporting expectations with respect to regulatory submissions and potential approvals. The Company's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties including those related to: expectations with respect to potential regulatory submissions and commercialization of sepiapterin for PKU; expectations with respect to Upstaza, including any regulatory submissions and potential approvals, commercialization and manufacturing capabilities; the Company’s ability to utilize results from Study 041, a randomized, 18-month, placebo-controlled clinical trial of Translarna for the treatment of nmDMD followed by an 18-month open-label extension, to support a marketing approval for Translarna for the treatment of nmDMD in the United States and a conversion to a standard marketing authorization in the European Economic Area (“EEA”); the Company’s ability to complete Study 041, which is a specific obligation to continued marketing authorization in the EEA; the Company’s ability to utilize results from Study 041, a randomized, 18-month, placebo-controlled clinical trial of Translarna for the treatment of nmDMD followed by an 18-month open-label extension, to support a conversion to a standard marketing authorization in the EEA; and the factors discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 as well as any updates to these risk factors filed from time to time in the Company's other filings with the Securities and Exchange Commission. You are urged to carefully consider all such factors. The forward-looking statements contained herein and the exhibits hereto represent the Company's views only as of the date of this Current Report on Form 8-K and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Corporate Presentation – PKU Deep Dive
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: July 19, 2023	By:	/s/ Mark E. Boulding
	Name:	Mark E. Boulding
	Title:	Executive Vice President and Chief Legal Officer